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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES


                                                             State or Country
                                                             of Incorporation
                                                             ----------------

Balo-I Industrial, Inc.                                      Philippines
Glenn-Wolfe, Inc.                                            Delaware
GLT International Finance LLC                                Delaware
Mollanvick, Inc.                                             Delaware
Newtech Pulp Inc.                                            Philippines
Papcel-Kiew                                                  Ukraine
Papcel-Papier und Cellulose,
   Technologie und Handels-GmbH                              Germany
Papeteries de Cascadec S.A.S.                                France
Papierfabrik Schoeller & Hoesch
   Auslandsbeteiligungen GmbH                                Germany
Papierfabrik Schoeller & Hoesch
   GmbH & Co. KG                                             Germany
PHG Tea Leaves, Inc.                                         Delaware
PHG Verwaltungsgesellschaft mbH                              Germany
S&H Verwaltungsgesellschaft mbH                              Germany
Schoeller & Hoesch N.A., Inc.                                Delaware
Schoeller & Hoesch S.a.r.L.                                  France
Spring Grove Water Company                                   Pennsylvania
The Glatfelter Pulp Wood Company                             Maryland
Transwelt, Inc.                                              Pennsylvania
Unicon-Papier-und Kunststoffhandels GmbH                     Germany